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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 1998, relating to the financial statements of Crest International, LLC which appears in Building One Services Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Schenck & Associates SC
Schenck & Associates SC
Green Bay, Wisconsin
December 23, 1999